Exhibit 3.98

Business ID: 880599
Date Filed: 10/31/2005 10:55 AM
Eric Clark
Secretary of State

F0001 - Page 1 of 2

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Articles of Incorporation

The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1. Type of Corporation

⇒ [x] Profit [ ] Nonprofit

2. Name of the Corporation

⇒ Robinson Property Group Corp.

3. The future effective date is (Complete if applicable)

⇒ **4. FOR NONPROFITS ONLY: The period of duration is** ____ years or ____ perpetual

5. FOR PROFITS ONLY: The Number (and Classes) if any of shares the corporation is authorized to issue is (are) as follows

Classes	# of Shares Authorized	If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:
Common	1000	(See Attached)

6. Name and Street Address of the Registered Agent and Registered Office is

⇒ Name: Corporation Service Company

⇒ Physical Address: 506 South President Street

⇒ P.O. Box:

⇒ City, State, ZIP5, ZIP4: Jackson | MS | 39201 -

7. The name and complete address of each incorporator are as follows

⇒ Name: Angela P. Winter

⇒ Street: c/o Harrah's Entertainment, Inc., One Harrah's Court

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OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Incorporation

⇒ City, State, ZIP5, ZIP4	Las Vegas	NV	89119 -
⇒ Name			
⇒ Street			
⇒ City, State, ZIP5, ZIP4			-
⇒ Name			
⇒ Street			
⇒ City, State, ZIP5, ZIP4			-
⇒ Name			
⇒ Street			
⇒ City, State, ZIP5, ZIP4			-

⇒ **8. Other Provisions** ☐ See Attached

9. Incorporators' Signatures (please keep writing within blocks)

Angela P. Winter

Business ID: 880599
Date Filed: 12/15/2005 05:00 PM
Eric Clark
Secretary of State

F0601 - Page 1 of 3

OFFICE OF THE MISSISSIPPI S

P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Articles of Merger or Certificate of Merger For Cross Entity Mergers

The undersigned business entities pursuant to Sections 79-4-11.05 and/or 79-29-209, as amended, hereby execute the following document and sets forth:

1. Name and Type of Entity 1

⇨ Robinson Property Group, Limited Partnership — Limited Partnership

2. Name and Type of Entity 2

⇨ Robinson Property Group Corp. — Corporation

3. Name and Type of Entity 3

⇨

⇨ **4. The future effective date is (Complete if applicable)** — **12:00 A.M., January 1, 2006**

5. Mark appropriate box

[X] The Plan of Merger is attached (required for merger involving domestic Limited Liability Company).

OR

[ ] The Plan of Merger is not attached. nor required to be attached.

6. (a) Name and Type of Surviving Entity

⇨ **Robinson Property Group Corp.** — **Corporation**

⇨ **(b) Jurisdiction of Surviving Entity** — **Mississippi**

7. The plan of merger has been approved and executed by each party to the merger. For each domestic limited liability company, the plan of merger was duly approved by the members and, if voting by any separate voting group was required, by each such separate voting group, in the manner required by the Mississippi Limited Liability Company Act and the certificate of formation and limited liability company agreement

8. The plan of merger and the performance of its terms are duly anthorized by all actions required by the laws under which each entity is organized, or by which each entity is governed, and by each entity's organizational documents.

F0601 - Page 2 of 3

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Merger or Certificate of Merger
For Cross Entity Mergers

9. Mark appropriate box (Applicable to each corporation which is a party to the merger).

⇨ [ ] (a) Shareholder approval of the plan of merger was not required.

OR

⇨ [X] (b) The plan of merger was duly approved by the shareholders and, if voting by any separate voting group was required, by each such separate voting group, in the manner required by the Mississippi Business Corporation Act and the articles of incorporation;

(i) the designation, number of outstanding shares, and number of votes entitled to be cast by each class entitled to vote separately on the plan as to each corporation were

Name of Corporation	Class	No. of outstanding	No. of votes entitled to be cast	No. of votes present
Robinson Property Group Corp.	Common	1,000	1,000	1,000

AND EITHER

a. the total number of votes cast for and against the plan by each class entitled to vote separately on the plan was

Name of Corporation	Class	Total no. of votes cast FOR the Plan	Total no. of votes cast AGAINST the Plan

OR

b. the total number of undisputed votes cast for the plan separately by each class was

Name of Corporation	Class	Total no. of undisputed votes cast FOR the Plan
Robinson Property Group Corp.	Common	1,000

And the number of votes present and the number of votes cast for the plan by each class was sufficient for approval by that class.

F0601 - Page 3 of 3

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Merger or Certificate of Merger
For Cross Entity Mergers

Name of Entity 1

Robinson Property Group, Limited Partnership

By: Signature (Please keep writing within blocks)

[signature]

Printed Name: Charles L. Atwood — Title: SVP/Treasurer

Name of Entity 2

Robinson Property Group Corp.

By: Signature (Please keep writing within blocks)

[signature]

Printed Name: Charles L. Atwood — Title: SVP/Treasurer

Name of Entity 3

By: Signature (Please keep writing within blocks)

Printed Name — Title

EXHIBIT A

PLAN OF MERGER

Plan of Merger adopted for Robinson Property Group, Limited Partnership, a limited partnership organized under the laws of the State of Mississippi on June 7, 1993 and adopted for Robinson Property Group Corp., a corporation organized under the laws of the State of Mississippi on October 31, 2005:

1. The name and address of the merging entity is Robinson Property Group, Limited Partnership, One Harrah’s Court, Las Vegas, Nevada 89119, and it is governed by the laws of the State of Mississippi.

2. The name and address of the surviving entity is Robinson Property Group Corp., One Harrah’s Court, Las Vegas, Nevada 89119, and it is governed by the laws of the State of Mississippi.

3. Robinson Property Group, Limited Partnership and Robinson Property Group Corp. shall, pursuant to the provisions of the laws of the State of Mississippi, be merged with and into a single entity, to wit, Robinson Property Group Corp., which shall be the surviving entity and which shall continue to exist as said resulting entity under the name “Robinson Property Group Corp.” pursuant to the provisions of the Mississippi Code of 1972, as amended. The separate existence of Robinson Property Group, Limited Partnership, which is sometimes referred to as the “merging entity”, shall cease upon the effective date of the merger pursuant to the provisions of the Mississippi Code of 1972, as amended.

4. The Articles of Incorporation and the Bylaws of Robinson Property Group Corp. when the merger becomes effective shall be the Articles of Incorporation and the Bylaws of the surviving entity and said Articles of Incorporation and the Bylaws shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Mississippi Code of 1972, as amended.

5. The Board of Directors of Robinson Property Group Corp. when the merger becomes effective shall be the Board of Directors of the surviving entity.

6. At the effective time of the merger and without any action on the part of the merging or the surviving entity, all of the partnership interests of Robinson Property Group, Limited Partnership, shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefore.

7. The officers of the General Partner of Robinson Property Group, Limited Partnership and the officers of Robinson Property Group Corp. are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided.

The effective time of the Plan of Merger, and the time when the merger therein agreed upon shall become effective, shall be 12:00 a.m., January 1, 2006.